Exhibit 99.1

Smith-Midland Corporation declares special dividend
MIDLAND, Va. - December 13, 2013 - the Smith-Midland Corporation (OTCBB: SMID) announced that the Board of Directors declared on December 5, 2013 a special dividend of $.03 per share to be paid on December 27, 2013 to shareholders of record as of December 20, 2013.
Smith-Midland develops, manufactures, licenses, rents, and sells a broad array of precast concrete products for use primarily in the construction, transportation and utilities Industries.
For more complete information on Smith-Midland Corporation, visit the Company’s web site at SMITHDELAWARE.com. The “Investor Relations” area will include the Company’s Form 10-K.

Media Inquiries:
William A. Kenter
wkenter@smithmidland.com